
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's 2nd Quarter Form 10-QSB and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                         712,419
<SECURITIES>                                         0
<RECEIVABLES>                                2,724,545
<ALLOWANCES>                                    98,834
<INVENTORY>                                    348,679
<CURRENT-ASSETS>                             4,087,412
<PP&E>                                      25,307,849
<DEPRECIATION>                               5,642,400
<TOTAL-ASSETS>                              24,940,878
<CURRENT-LIABILITIES>                        5,859,959
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,607
<OTHER-SE>                                   4,210,528
<TOTAL-LIABILITY-AND-EQUITY>                24,940,878
<SALES>                                              0
<TOTAL-REVENUES>                            10,367,582
<CGS>                                                0
<TOTAL-COSTS>                                8,459,464
<OTHER-EXPENSES>                                     0<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             964,446
<INCOME-PRETAX>                              1,163,904
<INCOME-TAX>                                   424,677
<INCOME-CONTINUING>                            739,227
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   645,303<F2>
<EPS-PRIMARY>                                      .14
<EPS-DILUTED>                                      .14

<F1>Other expenses are netted with other income in the period and the result was income of $220,232. The Edgarlink program does not allow an income number to be entered in this field.
<F2>The difference between income from continuing and net income relates to minority interests in preferred stock dividends of consolidated subsidiaries.

